Exhibit 99.2
HARMONIC INC.
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
The following unaudited pro forma condensed combined financial statements are based on the historical financial statements of Harmonic Inc. (“Harmonic”), Entone Technologies, Inc. (“Entone”) and Rhozet Corporation, (“Rhozet”) after giving effect to the acquisitions of Entone on December 8, 2006 and Rhozet on July 31, 2007, using the purchase method of accounting, and applying the assumptions and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial statements.
The unaudited pro forma condensed combined financial statements reflect the conversion of all outstanding shares of Rhozet common stock into (a) an aggregate of 1,099,790 shares of Harmonic common stock and (b) cash payments to Rhozet stockholders in the aggregate amount of $5.2 million. In addition, the unaudited pro forma condensed combined financial statements reflect the acquisition related costs of $0.6 million.
The unaudited pro forma condensed combined financial statements reflect the conversion of all outstanding shares of Entone common stock into (a) an aggregate of 3,579,715 shares of Harmonic common stock and (b) cash payments to Entone stockholders in the aggregate amount of $26.2 million. In addition, the unaudited pro forma condensed combined financial statements reflect the conversion of all outstanding Entone options for continuing employees into an aggregate of 175,342 options to purchase Harmonic common stock, and acquisition related costs of $2.5 million. Pursuant to the terms of the Agreement and Plan of Merger (“Agreement”), Entone’s consumer premise equipment (“CPE”) business was spun out to Entone’s existing stockholders as a separate private company prior to the closing of the acquisition. As part of the terms of Agreement, Harmonic is obligated to purchase a convertible note with a face amount of $2.5 million in the new spun off private company subject to its closing of an initial round of equity financing in which at least $4 million is invested by third parties. This amount was funded in July 2007.
The acquisitions have been accounted for under the purchase method of accounting in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 141, Business Combinations. Under the purchase method of accounting, the total estimated purchase price, calculated as described in Note 2 (A) and Note 3(A) to these unaudited pro forma condensed combined financial statements, is allocated to the net tangible assets and liabilities and intangible assets acquired, based on their estimated fair values, and the excess is allocated to goodwill. Management has made preliminary allocations of the estimated purchase price to the tangible and intangible assets acquired and liabilities assumed based on various preliminary estimates. The allocation of the estimated purchase price for each acquisition is preliminary pending finalization of various estimates and analyses.
The unaudited pro forma condensed combined financial statements have been prepared by management for illustrative purposes only and are not necessarily indicative of the consolidated results of operations or financial position of Harmonic that would have been reported had the acquisitions been completed as of the dates presented, and should not be taken as representative of the future consolidated results of operations or financial position of Harmonic. The unaudited pro forma financial statements do not reflect any operating efficiencies and cost savings that it may achieve, or any additional expenses that it may incur, with respect to the combined companies. The pro forma adjustments are based on the preliminary information available at the time of the preparation of this Form 8-K/A. The unaudited pro forma condensed combined financial statements, including the notes thereto, are qualified in their entirety by reference to, and should be read in conjunction with, Harmonic’s historical consolidated financial statements included in its Annual Report on Form 10-K for its year ended December 31, 2006, filed with the Securities and Exchange Commission (the “SEC”) on March 15, 2007, its Form 10-Q for its quarter ended June 29, 2007, filed with the SEC on August 3, 2007, Entone’s historical consolidated financial statements for the year ended March 31, 2006, and Entone’s unaudited historical consolidated financial statements for the period from April 1, 2006 through September 30, 2006 included in Harmonic’s Current Report on Form 8-K/A filed with the SEC on February 22, 2007 and Rhozet’s historical financial statements for the years ended June 30, 2007 and 2006, which are included as Exhibit 99.1 to this Form 8-K/A.

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED
BALANCE SHEET
As of June 29, 2007
(in thousands)

	Historical		Pro Forma		Pro Forma
	Harmonic	Rhozet	Adjustments		Combined
ASSETS
Current assets:
Cash and cash equivalents	$21,421	$458	$(5,250)	3A	$16,629
Investments	60,798	—	—		60,798
Accounts receivable	62,476	634	—		63,110
Inventories	42,508	—	—		42,508
Prepaid expenses and other current assets	16,387	21	—		16,408

Total current assets	203,590	1,113	(5,250)		199,453
Property and equipment, net	14,011	112	—		14,123
Goodwill	37,204	—	7,905	3B	45,109
Intangible assets, net	14,483	264	6,300	3B	21,047
Other assets	1,415	25	—		1,440

Total assets	$270,703	$1,514	$8,955		$281,172

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	16,716	44	—		16,760
Income taxes payable	480	—	—		480
Deferred revenue	28,844	1,848	(1,848)	3C	28,844
Accrued and other current liabilities	37,756	240	631	3A	38,627

Total current liabilities	83,796	2,132	(1,217)		84,711

Accrued excess facilities, long-term	13,403	—	—		13,403
Income taxes payable, long-term	8,040	—	—		8,040
Other non-current liabilities	7,045	35	(20)	3C	7,060

Total liabilities	112,284	2,167	(1,237)		113,214

Stockholders’ equity (deficit):
Common stock	79	2,884	(2,884)	3A	80
			1	3A
Additional paid-in-capital	2,086,992	—	10,238	3A	2,097,230
Accumulated deficit	(1,928,442)	(3,537)	3,537	3A	(1,929,142)
			(700)	3B
Accumulated other comprehensive loss	(210)	—	—		(210)

Total stockholders’ equity (deficit)	158,419	(653)	10,192		167,958

Total liabilities and stockholders’ equity	$270,703	$1,514	$8,955		$281,172

See accompanying notes to unaudited pro forma condensed combined consolidated financial statements.

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED
STATEMENT OF OPERATIONS
For the Six Months Ended June 29, 2007
(in thousands, except per share data)

	Historical		Pro Forma		Pro Forma
	Harmonic	Rhozet	Adjustments		Combined
Product sales	$130,022	$1,110	$—		$131,132
Service revenue	11,497	—	—		11,497

Net sales	141,519	1,110	—		142,629

Product cost of sales	78,417	293	681	3B	79,391
Service cost of sales	5,385	—	—		5,385

Cost of sales	83,802	293	681		84,776

Gross profit	57,717	817	(681)		57,853

Operating expenses:
Research and development	20,597	736	—		21,333
Selling, general and administrative	31,446	923	—		32,369
Amortization of intangibles	222	—	98	3B	320

Total operating expenses	52,265	1,659	98		54,022

Income (loss) from operations	5,452	(842)	(779)		3,831

Interest income, net	1,986	—	(139)	3D	1,847
Other expense, net	(16)	(3)	—		(19)

Income (loss) before taxes	7,422	(845)	(918)		5,659

Provision for taxes	57	—	—		57

Net income (loss)	$7,365	$(845)	$(918)		$5,602

Net income per share
Basic	$0.09				$0.07

Diluted	$0.09				$0.07

Weighted average shares
Basic	79,164				80,264

Diluted	80,304				81,404

See accompanying notes to unaudited pro forma condensed combined consolidated financial statements.

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED
STATEMENT OF OPERATIONS
For the Year Ended December 31, 2006
(in thousands, except per share data)

						Harmonic and
				Entone		Entone		Rhozet Pro
	Historical		CPE Business	Pro Forma		Pro Forma		Forma		Pro Form
	Harmonic	Entone	Not Acquired	Adjustments		Combined	Rhozet	Adjustments		Combined
Revenue	$247,684	$4,375	$(1,921)	$(31)	2F	$250,107	$605	$—		$250,712
Cost of sales	146,238	2,540	(1,638)	3,620	2B	150,740	151	1,875	3B	152,766
				(20)	2F

Gross profit	101,446	1,835	(283)	(3,631)		99,367	454	(1,875)		97,946
Operating expenses:
Research and development	39,455	3,136	(1,686)	—		40,905	1,475	—		42,380
Selling, general and administrative	65,243	5,927	(2,080)	—		69,090	753	—		69,843
Amortization of intangibles	470	—		397	2B	867	—	196	3B	1,063

Total operating expenses	105,168	9,063	(3,766)	397		110,862	2,228	196		113,286

Income (loss) from operations	(3,722)	(7,228)	3,483	(4,028)		(11,495)	(1,774)	(2,071)		(15,340)

Interest income, net	4,616	106	(63)	(1,074)	2E	3,585	—	(252)	3D	3,333
Other income (expense), net	722	—		—		722	7			729

Income (loss) before taxes	1,616	(7,122)	3,420	(5,102)		(7,188)	(1,767)	(2,323)		(11,278)

Provision for taxes	609	10	(6)	—		613	—	—		613

Net income (loss)	$1,007	$(7,132)	$3,426	$(5,102)		$(7,801)	$(1,767)	$(2,323)		$(11,891)

Net income (loss) per share:
Basic	$0.01					$(0.10)				$(0.16)

Diluted	$0.01					$(0.10)				$(0.16)

Weighted average shares, basic and diluted
Basic	74,639					74,639				75,738

Diluted	75,183					74,639				75,738

See accompanying notes to unaudited pro forma condensed combined consolidated financial statements.

HARMONIC, INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL
STATEMENTS
Note 1: Basis of Pro Forma Presentation
Entone
The unaudited pro forma condensed combined statement of operations of Harmonic and Entone for the year ended December 31, 2006 is based on historical financial statements of Harmonic and Entone after giving effect to the acquisition, and the assumptions and adjustments described in the notes herein. Entone’s fiscal year ends on March 31, and its historical results have been conformed to Harmonic’s most recent annual reporting period, which is the period from January 1, 2006 through December 31, 2006, by adding Entone’s results for the quarter ended March 31, 2006 to its results for the period from April 1, 2006 through December 8, 2006.
The unaudited pro forma condensed combined statement of operations of Harmonic and Entone for the year ended December 31, 2006 is presented as if the acquisition had taken place on January 1, 2006. The pro forma adjustments are based upon available information and certain assumptions that Harmonic believes are reasonable under the circumstances. A final determination of fair values relating to the merger may differ materially from the preliminary estimates and will include management’s final valuation of the fair value of assets acquired and liabilities assumed. The final valuation may change the allocations of the purchase price, which could affect the fair value assigned to the assets and liabilities and could result in a change to the unaudited pro forma condensed combined financial statement data. No tax effects has been recorded on the pro forma adjustments due to the cumulative net operating losses outstanding on the combined entity.
The unaudited pro forma condensed combined financial statements of Harmonic and Entone have been prepared by management for illustrative purposes only and are not necessarily indicative of the consolidated results of operations or financial position of Harmonic that would have been reported had the acquisition been completed as of January 1, 2006, and should not be taken as representative of the future consolidated results of operations or financial position of Harmonic. The unaudited pro forma financial statements do not reflect any operating efficiencies and cost savings that we may achieve, or any additional expenses that we may incur, with respect to the combined companies. The pro forma adjustments are based on the preliminary information available at the time of the preparation of this Form 8-K. The unaudited pro forma condensed combined financial statements, including the notes thereto, are qualified in their entirety by reference to, and should be read in conjunction with Harmonic’s historical consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2006, filed with the SEC on March 15, 2007, and Entone’s historical consolidated financial statements for the year ended March 31, 2006, and Entone’s unaudited historical consolidated financial statements for the period from April 1, 2006 through September 30, 2006 included in Harmonic’s Current Report on Form 8-K/A filed with the SEC on February 22, 2007.
Rhozet
The unaudited pro forma condensed combined balance sheet as of June 29, 2007 and the unaudited pro forma condensed combined statements of operations for the six months ended June 29, 2007 are based on historical financial statements of Harmonic and Rhozet after giving effect to the acquisition, and the assumptions and adjustments described in the notes herein. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2006 are based on the unaudited pro forma condensed combined statements of operations of Harmonic and Entone described above and the historical financial statements of Rhozet after giving effect to the acquisition as of January 1, 2006 and the assumptions and adjustments described in the notes herein. Rhozet’s fiscal year ends on June 30, and its historical results have been conformed to Harmonic’s most recent interim reporting period, which is the six months ended June 29, 2007, by adding Rhozet’s results for the six months ended June 30, 2007. For the twelve months ended December 31, 2006 Rhozet’s results for the six months ended June 30, 2006 have been combined with its results for the six months ended December 31, 2006.

The unaudited pro forma condensed combined balance sheet as of June 29, 2007 is presented as if the acquisition of Rhozet occurred on June 29, 2007.
The unaudited pro forma condensed combined statement of operations of Harmonic and Rhozet for the six months ended June 29, 2007 is presented as if the acquisition had taken place on January 1, 2006.
The unaudited pro forma condensed combined statement of operations of Harmonic, Entone and Rhozet for the year ended December 31, 2006 is presented as if the acquisition of Entone and Rhozet had taken place on January 1, 2006.
The pro forma adjustments are based upon available information and certain assumptions that Harmonic believes are reasonable under the circumstances. A final determination of fair values relating to the merger may differ materially from the preliminary estimates and will include management’s final valuation of the fair value of assets acquired and liabilities assumed. This final valuation will be based on the actual net assets of Rhozet that exist as of the date of the completion of the merger. The final valuation may change the allocations of the purchase price, which could affect the fair value assigned to the assets and liabilities and could result in a change to the unaudited pro forma condensed combined financial statement data.
The unaudited pro forma condensed combined financial statements have been prepared by management for illustrative purposes only and are not necessarily indicative of the consolidated results of operations or financial position of Harmonic that would have been reported had the acquisitions been completed as of the dates presented, and should not be taken as representative of the future consolidated results of operations or financial position of Harmonic. The unaudited pro forma financial statements do not reflect any operating efficiencies and cost savings that we may achieve, or any additional expenses that we may incur, with respect to the combined companies. The pro forma adjustments are based on the preliminary information available at the time of the preparation of this Form 8-K/A. The unaudited pro forma condensed combined financial statements, including the notes thereto, are qualified in their entirety by reference to, and should be read in conjunction with, Harmonic’s historical consolidated financial statements included in its Annual Report on Form 10-K for its year ended December 31, 2006, filed with the SEC on March 15, 2007, and in our Form 10-Q for its quarter ended June 29, 2007, filed with the SEC on August 3, 2007, and Rhozet’s historical financial statements for the years ended June 30, 2007 and 2006, which are included as Exhibit 99.1 to this Form 8-K/A.
Note 2: Entone Pro Forma Adjustments
(A) Purchase Price Adjustments
The purchase price adjustments reflect the issuance of 3,579,715 shares of Harmonic’s common stock to Entone stockholders. The fair value of Harmonic’s shares issued is based on a per share value of $5.63, which is equal to Harmonic’s average closing price per share as reported on the Nasdaq Global Market for the five consecutive trading days beginning two business days prior to August 21, 2006, the date of announcement of the Acquisition.
For the purposes of the pro forma financial information, the following table presents the components of the purchase price consideration.

(In thousands)
Cash consideration for common and preferred stockholders	$26,232
Fair value of common stock assumed to be issued	20,154
Stock options assumed	228
Estimated acquisition related costs	2,347

Total	$48,961

The estimated acquisition related costs for Harmonic consist primarily of investment banking, legal, accounting fees and other directly related costs.
The fair value of Harmonic’s stock options to be issued to Entone employees are valued at $925,000 using the Black-Scholes options pricing model of which $697,000 represents unearned stock-based compensation, which will be recorded as compensation expense as services are provided by the option holders, and $228,000 was recorded as purchase consideration.
(B) Purchase Price Allocation
The following represents the preliminary allocation of the purchase price to the acquired assets and assumed liabilities of Entone and is for illustrative purposes only. The allocation is preliminary and is based on Entone’s assets and liabilities as of December 8, 2006.

		(In thousands)
Net tangible liabilities		$(351)
Intangible assets:
Core/existing technology	14,400
Customer relationship	1,700
Trademarks/trade names	800	16,900

Goodwill		32,412

Total purchase price		$48,961

Goodwill represents the excess of the purchase price over the fair value of tangible and identifiable intangible assets. Goodwill of approximately $32.4 million represents the excess of the purchase price over the fair value of the net tangible and intangible assets acquired. Entone’s software solutions, which facilitates the provisioning of personalized video services including video-on-demand, network personal video recording, time-shifted television and targeted advertisement insertion, will enable Harmonic to expand the scope of solutions we can offer to cable, satellite and telco/IPTV service providers in order to provide an advanced and uniquely integrated delivery system for the next generation of both broadcast and personalized IP-delivered video services. These opportunities, along with the established Asian-based software development workforce, were significant factors to the establishment of the purchase price, resulting in the amount of goodwill.

Amortization of intangibles has been provided using the following estimated useful lives: core/existing technology – three to four years; customer relationship – six years and trademarks/trade names – five years. The following represents the estimated annual amortization of intangibles for Harmonic:

Fiscal Year	(In Thousands)
Remainder 2006	$266
2007	4,302
2008	4,302
2009	4,237
2010	3,094
2011	433
2012	266

Total	$16,900

(C) CPE Spin off
On December 8, 2006, Harmonic completed its merger with Entone pursuant to the terms of the Agreement and Plan of Merger (“Agreement”) dated August 21, 2006. Under the terms of the Agreement, Harmonic is obligated to purchase a convertible note with a face amount of $2.5 million in the new spun off private company subject to its closing of an initial round of equity financing in which at least $4 million is invested by third parties. This amount was funded in July 2007. The pro forma condensed combined financial statements include adjustments to remove the CPE business in order to provide a better reflection of the continuing business. The pro forma adjustments for the CPE business includes allocation of operating expenses and other income/(expense) amounts based upon estimates that reasonably reflect the benefit received, such as headcount, occupancy square footage or specific expense identification.
(D) Entone’s Net Liabilities
The reduction in Entone’s VOD reported deferred revenue at December 8, 2006 of $1.1 million reflects the preliminary estimate of the fair value of Harmonic’s legal performance obligation under Entone’s software license, maintenance and support contracts, and eliminates historical amounts of Entone’s deferred revenue that do not represent a legal performance obligation to Harmonic. The deferred costs of $0.2 million at December 8, 2006 is the value of the inventory associated with the deferred revenue.
(E) Purchase financing
The pro forma adjustment represents the reduction in amount of interest income earned on the cash payment of $26.2 million included in the purchase price.

Decrease in
		Estimated	Annual
		Annual	Interest
(in thousands, except interest rate)	Amount	Interest Rate	Income
Cash payment to Entone stockholders	$25,777	4.4%	$1,074
(F) Intercompany sales

The pro forma adjustment represents the elimination of sales and cost of sales for shipments made by Entone to Harmonic. Total sales and cost of sales during the period from April 1, 2006 through December 8, 2006 were $31 thousand and $20 thousand, respectively.
Note 3: Rhozet Pro Forma Adjustments
(A) Purchase Price Adjustments
The purchase price adjustments reflect the issuance of 1,099,790 shares of Harmonic’s common stock to Rhozet stockholders. The fair value of Harmonic’s shares issued is based on a per share value of $9.31, which is equal to Harmonic’s average closing price per share as reported on the Nasdaq Global Market for the five consecutive trading days beginning two business days prior to July 25, 2007, the date of announcement of the Acquisition.
For the purposes of the pro forma financial information, the following table presents the components of the purchase price consideration.

(In thousands)
Cash consideration for common stockholders	$5,250
Fair value of common stock assumed to be issued	10,239
Estimated acquisition related costs	631

Total	$16,120

The estimated acquisition related costs for Harmonic consist primarily of legal, accounting fees and other directly related costs. None of the estimated acquisition related costs have been paid and are included on the balance sheet in accrued liabilities.
(B) Purchase Price Allocation
The following represents the preliminary allocation of the purchase price to the acquired assets and assumed liabilities of Rhozet and is for illustrative purposes only. The allocation is preliminary and is based on Rhozet’s assets and liabilities as of June 30, 2007.

		(In thousands)
Net tangible assets		$1,215
Intangible assets:
Core/existing technology	5,100
In-process technology	700
Customer contracts	300
Maintenance agreements	600
Trademarks/trade names	300	7,000

Goodwill		7,905

Total purchase price		$16,120

The intangible assets related to in-process technology were written-off in operating expenses.
Goodwill represents the excess of the purchase price over the fair value of tangible and identifiable intangible assets. Goodwill of approximately $7.9 million represents the excess of the purchase price over the fair value of the net tangible and intangible assets acquired. Rhozet is primarily a research and development facility and it also markets and sells software for transcoding applications. Rhozet offers software-based universal transcoding solutions that facilitate the creation of multi-format video for Internet, mobile and broadcast applications. These opportunities were significant factors to the establishment of the purchase price, resulting in the amount of goodwill.
Amortization of intangibles has been provided using the following estimated useful lives: core/existing technology –four years; customer contracts – six years, maintenance agreements – seven years and trademarks/trade names – five years. Core technology was amortized using the double-declining balance method and customer contracts, maintenance agreements and trademarks/trade names were amortized using the straight-line method. The following represents the estimated annual amortization of intangibles for Harmonic:

Fiscal Year	(In thousands)
Remainder 2007	$963
2008	1,764
2009	1,471
2010	1,410
2011	356
2012	171
2013	115
2014	50

Total	$6,300

(C) Rhozet’s Net Assets
The elimination of Rhozet’s reported deferred revenue at June 30, 2007 of $1.9 million reflects the historical amounts of Rhozet’s deferred revenue that do not represent a legal performance obligation to Harmonic. The deferred costs at June 30, 2007 were insignificant.
(D) Purchase financing
The pro forma adjustment represents the reduction in amount of interest income earned on the cash payment of $5.2 million included in the purchase price.

			Decrease in	Decrease in
		Estimated	Six Months	Annual
		Annual	Interest	Interest
(in thousands, except interest rate)	Amount	Interest Rate	Income	Income
Cash payment to Rhozet stockholders	$5,303	4.8% - 5.3%	$139	$252